Exhibit 5.2
[LETTERHEAD OF BAKER & MCKENZIE GENEVA]
Geneva, 16 September, 2010
MA/RFE
Board of Directors
Weatherford International Ltd.
 (a Swiss joint-stock corporation)

Re:	Weatherford International Ltd, a Swiss joint-stock corporation Registration Statement on Form S-3
Gentlemen,
A. CAPACITY
We have acted as special Swiss counsel to Weatherford International Ltd., a joint-stock corporation organized under the laws of Switzerland (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) unsecured debt securities of Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), in one or more series (the “Debt Securities”), and (ii) guarantees of the Debt Securities by the Company (the “Guarantees”). The Debt Securities and the Guarantees are collectively referred to herein as the “Offered Securities.” The Offered Securities will be issued under the Indenture, dated October 1, 2003, as supplemented by the Third Supplemental Indenture, dated February 26, 2009 (the “Indenture”), among Weatherford Bermuda, the Company, Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Offered Securities.
B.	DOCUMENTS EXAMINED
In acting as such counsel, we have examined:
(a)	the Registration Statement (including the form of base prospectus which forms a part of the Registration Statement);
(b)	the Indenture;
(c)	the form of Guarantees;
(d)	the forms of Debt Securities;
(e)	a copy of the current versions articles of association and organizational regulations of the Company (collectively, the “Company Documents”);

(f)	a copy of the resolutions adopted by the Board of Directors of the Company as of September 14, 2010; and
(g)	a certificate dated as of September 16, 2010 and signed by an officer of the Company.
Except as stated above, we have not, for the purposes of this opinion, examined any other contract, instrument or other document affecting or relating to the above mentioned documents.
C.	SEARCHES
For the purpose of giving this opinion we have caused to be made in the Register of Commerce of Zug on September 13, 2010 a company search for any pending corporate actions with respect to the Company, to the exclusion of any other searches or inquiries.
D.	ASSUMPTIONS
In giving this opinion, we have assumed:
(a)	the genuineness of all signatures;
(b)	the authenticity and completeness of all documents submitted to us as originals;
(c)	the conformity to original documents and the completeness of all documents submitted to us by facsimile transmission or as certified copies or photocopies and the authenticity and completeness of the original documents where facsimile transmissions or certified copies or photocopies have been submitted;
(d)	the due authority of the parties authenticating such documents;
(e)	the legal capacity of all natural persons;
(f)	that all corporate actions required to be taken for the authorization and issue of the Offered Securities have been or will be validly and sufficiently taken by the board of directors of the Company and/or a duly appointed committee thereof in compliance with Swiss law, and that such corporate actions have not been and will not be amended, cancelled or revoked, and that the terms of the Offered Securities will be in compliance with Swiss law and the Company Documents;
(g)	that no laws other than those of Switzerland would affect any of the conclusions stated in this opinion;
(h)	that all certificates and other documents which we have examined or on which we have expressed reliance remain accurate, in force and unrevoked, and that no additional matters would have been disclosed by a company search at the Register of Commerce of the Canton of Zug if carried out since the carrying out of the searches referred to above; and
(i)	that at the time of issuance and sale of the Debt Securities and the execution and delivery of the Guarantees, (i) the Registration Statement will be effective and continue to be effective, (ii) the sale of and payment for the Debt Securities will be in accordance with the Registration Statement (including the prospectus set forth in the Registration Statement and any applicable supplements and amendments thereto), (iii) any supplemental indenture (“Supplemental Indenture”) under the

Indenture relating to a series of Debt Securities to be issued under the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (iv) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) the issuance and sale of the Debt Securities will not violate the Company Documents, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or result in a default under or breach of any agreement or instrument binding on the Company.
In rendering our opinion, we have relied, to the extent we deem necessary and proper, on warranties and representations as to certain factual matters contained in the above mentioned documents. We have no actual knowledge of any material inaccuracies in any of the facts stated in such documents.
E.	OPINION
Based on the foregoing, and subject to the limitations and qualifications made herein, we are of the following opinion:
1.	The Company is as a joint-stock corporation duly existing under the laws of Switzerland.
2.	Upon the execution, issuance and delivery of the Offered Securities as contemplated by the Registration Statement and pursuant to the Indenture and the Supplemental Indenture, and upon receipt of the full consideration for the Debt Securities, the Guarantees will, when issued by the Company, be duly authorized by the Company and constitute valid and binding obligations of the Company.
F.	QUALIFICATIONS
This opinion is subject to the following qualifications:
(a)	A company search is not capable of revealing whether a winding-up petition has been presented; a notice of a winding-up order or of the appointment of a receiver may not be filed immediately at the Register of Commerce; in addition, there may be administrative delays at the Register of Commerce after submission of notices for filing.
(b)	The opinions expressed in the present letter are only made at the date thereof and cannot be relied upon for events, changes in law or new enactments of law which occur subsequent to the issuance of this letter. We undertake no obligation to update such opinion in connection with events occurring or coming to our attention after the date hereof.
(c)	Except as explicitly stated herein, we express no opinion in relation to the factual nature of any undertaking, representation or warranty contained in any of the documents reviewed, nor upon the commercial terms of the transactions contemplated thereby.
(d)	In rendering the foregoing opinion we are opining on the matters hereinafter referred to only insofar as they are governed by the laws of Switzerland as currently in effect. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Switzerland.
In this opinion, Swiss legal concepts are expressed in English terms and not in their original French, German or Italian terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising thereunder will be governed by Swiss law and be brought before a Swiss court.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.
This opinion is issued solely for the purposes of the filing of the Registration Statement and the granting of the Guarantees by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.
This opinion is given only on behalf of Baker & McKenzie Geneva and not on behalf of any other member firms of Baker & McKenzie International. In this opinion, the expression “we,” “us” and “our” and like expressions should be construed accordingly.
Very truly yours,
/s/ Martin Anderson
Martin Anderson